Exhibit 99.1

Proofpoint Announces First Quarter 2018 Financial Results

•                       Total revenue of $162.5 million, up 40% year-over-year

•                       Billings of $186.2 million, up 35% year-over-year

•                       GAAP EPS of $(0.24) per share, Non-GAAP EPS of $0.30 per share

•                       Generated operating cash flow of $34.9 million and free cash flow of $26.4 million

•                       Increasing FY18 billings, revenue and profitability guidance

SUNNYVALE, Calif., — April 26, 2018 — Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the first quarter ended March 31, 2018.

“The first quarter marked a strong start to the year for Proofpoint.  Our ability to once again exceed expectations was driven by the ongoing migration to the cloud, the rapidly evolving threat landscape, and our proven ability to identify and block advanced threats,” stated Gary Steele, chief executive officer of Proofpoint.  “We continue to see ongoing momentum across our business which positions the company for growth and to gain share in the over $12 billion total addressable market.”

First Quarter 2018 Financial Highlights

•                  Revenue: Total revenue for the first quarter of 2018 was $162.5 million, an increase of 40%, compared to $115.6 million for the first quarter of 2017.

•                  Billings: Total billings were $186.2 million for the first quarter of 2018, an increase of 35%, compared to $137.4 million for the first quarter of 2017.

•                  Gross Profit: GAAP gross profit for the first quarter of 2018 was $115.4 million compared to $83.3 million for the first quarter of 2017.  Non-GAAP gross profit for the first quarter of 2018 was $125.2 million compared to $89.3 million for the first quarter of 2017.  GAAP gross margin for the first quarter of 2018 was 71% compared to 72% for the first quarter of 2017.  Non-GAAP gross margin was 77% for the first quarter of 2018, consistent with the first quarter of 2017.

•                  Operating Income (Loss): GAAP operating loss for the first quarter of 2018 was $(23.8) million compared to a loss of $(12.8) million for the first quarter of 2017.  Non-GAAP operating income for the first quarter of 2018 was $16.7 million compared to $12.3 million for the first quarter of 2017.

•                  Net Income (Loss): GAAP net loss for the first quarter of 2018 was $(12.2) million, or $(0.24) per share, based on 50.5 million weighted average shares outstanding.  This compares to a GAAP net loss of $(20.3) million, or $(0.47) per share, based on 43.2 million weighted average shares outstanding for the first quarter of 2017.  GAAP net loss during the first quarter of 2018 included a $14.7 million tax benefit related to the Wombat acquisition.

Non-GAAP net income for the first quarter of 2018 was $16.6 million, or $0.30 per share, based on 56.3 million weighted average diluted shares outstanding.  This compares to a non-GAAP net income of $10.7 million, or $0.22 per share, based on 54.7 million weighted average diluted shares outstanding for the first quarter of 2017.  Non-GAAP earnings per share for the first quarters of 2018 and 2017 included the shares associated with the company’s convertible notes, and cash interest expense (net of tax) of $0.4 million and $1.1 million, respectively, was added back to net income as the “If-Converted” threshold during these periods was achieved.

•                  Cash and Cash Flow: As of March 31, 2018, Proofpoint had cash, cash equivalents, and short term investments of $117.2 million.  The company generated $34.9 million in net cash from operations for the first quarter of 2018 compared to $40.5 million during the first quarter of 2017.  The company’s free cash flow for the quarter was $26.4 million compared to $28.2 million for the first quarter of 2017.

“We are pleased with the operating results we delivered in the first quarter which were highlighted by annual revenue growth of 40% as well as significant progress in integrating our three recent acquisitions,” stated Paul Auvil, chief financial officer of Proofpoint.  “The company remains well-positioned to execute our disciplined growth strategy given our ongoing investments in innovation for our customers and commitment to generate attractive revenue and cash flow growth for our shareholders.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

New Accounting Standard

The Company adopted ASC 606, the new standard related to revenue recognition effective January 1, 2018. Prior period information has been adjusted to reflect the adoption of this new standard.

First Quarter and Recent Business Highlights:

•                  Wombat won the Best IT Security-Related Training Program at the 2018 SC Awards.

•                  Announced its annual Human Factor report findings, which detail how cyberattackers are actively working to exploit people instead of software flaws to steal money and information for financial gain, espionage, and to establish footholds for future attacks.

•                  Announced four new people-centric security solutions to help organizations as they continue to conduct business beyond the enterprise perimeter, often in cloud environments.

•                  Closed the acquisition of Wombat Security Technologies, Inc., a leader for phishing simulation and security awareness computer-based training.

•                  Launched an extensive software enhancement to the Proofpoint Enterprise Archive solution to simplify e-Discovery and improve defensibility, giving organizations an unprecedented capability to save time and reduce costs.

Financial Outlook

As of April 26, 2018, Proofpoint is providing guidance for its second quarter and increasing full year 2018 guidance as follows:

•                  Second Quarter 2018 Guidance: Total revenue is expected to be in the range of $168.0 million to $170.0 million.  Billings are expected to be in the range of $194.0 million to $196.0 million.  GAAP gross margin is expected to be 69%.  Non-GAAP gross margin is expected to be approximately 76%.  GAAP net loss is expected to be in the range of $(40.4) million to $(37.3) million, or $(0.79) to $(0.73) per share, based on approximately 51.0 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $8.0 million to $9.0 million, or $0.15 to $0.17 per share, using 56.6 million weighted average diluted shares outstanding, and adding back the $0.4 million in cash interest expense as prescribed under the “If-Converted” method.  Free cash flow during the quarter is expected to be in the range of $15.0 million to $17.0 million, which assumes capital expenditures of approximately $10.0 million.

•                  Full Year 2018 Guidance: Total revenue is expected to be in the range of $702.0 million to $706.0 million.  Billings are expected to be in the range of $866.0 million to $870.0 million. GAAP gross margin is expected to be 71%.  Non-GAAP gross margin is expected to be approximately 77%.  GAAP net loss is expected to be in the range of $(123.2) million to $(113.0) million, or $(2.42) to $(2.22) per share, based on approximately 50.9 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $55.0 million to $60.0 million, or $1.00 to $1.09 per share, using 56.8 million weighted average diluted shares outstanding, and adding back the $1.7 million in cash interest expense as prescribed under the “If-Converted” method. Free cash flow for the full year is expected to be in the range of $141.0 million to $143.0 million, which assumes capital expenditures of approximately $45.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2018.  To access this call, dial (800) 239-9838 for the U.S. or Canada, or (323) 794-2551 for international callers, with conference ID #8421190.  A live webcast, and an archived recording of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com.  An audio replay of this conference call will also be available through May 10, 2018, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #8421190.

About Proofpoint, Inc.

Proofpoint Inc. (NASDAQ:PFPT) is a leading next-generation security and compliance company that provides cloud-based solutions to protect the way people work today. Proofpoint solutions enable organizations to protect their users from advanced attacks delivered via email, social media, mobile, and cloud applications, protect the information their users create from advanced attacks and compliance risks, and respond quickly when incidents occur. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, win rates and renewal rates, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the full year ended December 31, 2017, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Computational Guidance on Earnings Per Share Estimates

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

The number of shares includable in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. Costs associated with acquisitions include legal, accounting, and other professional fees, as well as changes in the fair value of contingent consideration obligations. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating loss excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations, and some of these items are cash-based. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, loss on conversion of convertible debt, and tax effects associated with these items. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, and loss on conversion of convertible debt.

In order to provide a complete picture of our recurring core business operating results, we also compute the tax effect of the adjustments used in determining our non-GAAP results by calculating an adjusted tax provision which considers the current and deferred tax impact of the adjustments.  The adjusted tax provision reflects all of the relevant impacts of the adjustments, inclusive of those items that have an impact to the effective tax rate, current provision and deferred provision.  As a result of the varying impacts of each item, the effective tax rate for the adjusted tax provision will vary period over period as compared to the GAAP tax provision. The adjusted tax provision is then compared to the GAAP tax provision, and the difference is reflected as “income tax benefit (expense)” in the reconciliation between GAAP net loss/income and Non-GAAP net loss/income.

Billings. We define billings as revenue recognized plus the change in deferred revenue and customer prepayments less change in unbilled accounts receivable from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. Customer prepayments represent billed amounts for which the contract can be terminated and the customer has a right of refund. Unbilled accounts receivable represent amounts for which the Company has recognized revenue, pursuant to its revenue recognition policy, for subscription software already delivered and professional services already performed, but billed in arrears and for which the Company believes it has an unconditional right to payment. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Subscription	$158,787	$113,091
Hardware and services	3,674	2,544
Total revenue	162,461	115,635
Cost of revenue:(1)(2)
Subscription	42,198	28,321
Hardware and services	4,859	4,055
Total cost of revenue	47,057	32,376
Gross profit	115,404	83,259
Operating expense:(1)(2)
Research and development	43,732	29,606
Sales and marketing	77,897	55,920
General and administrative	17,525	10,487
Total operating expense	139,154	96,013
Operating loss	(23,750)	(12,754)
Interest expense	(2,821)	(5,966)
Other income (expense), net	343	(129)
Loss before income taxes	(26,228)	(18,849)
Benefit from (provision for) income taxes	14,072	(1,434)
Net loss	$(12,156)	$(20,283)
Net loss per share, basic and diluted	$(0.24)	$(0.47)
Weighted average shares outstanding, basic and diluted	50,504	43,230

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$3,451	$2,376
Cost of hardware and services revenue	591	439
Research and development	10,035	7,050
Sales and marketing	11,502	7,897
General and administrative	5,493	4,612
Total stock-based compensation expense	$31,072	$22,374
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$5,776	$3,188
Research and development	15	15
Sales and marketing	2,415	967
Total intangible amortization expense	$8,206	$4,170

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$101,411	$286,072
Short-term investments	15,789	45,526
Accounts receivable, net	119,039	107,696
Inventory	603	730
Deferred product costs	1,632	1,541
Deferred commissions	27,494	26,249
Prepaid expenses and other current assets	21,704	18,669
Total current assets	287,672	486,483
Property and equipment, net	78,024	73,617
Deferred product costs	274	259
Goodwill	460,592	297,704
Intangible assets, net	169,596	95,602
Long-term deferred commissions	51,548	51,954
Other assets	9,958	12,813
Total assets	$1,057,664	$1,018,432
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,201	$12,271
Accrued liabilities	51,782	65,503
Capital lease obligations	31	34
Deferred rent	645	586
Deferred revenue	404,639	364,521
Total current liabilities	476,298	442,915
Convertible senior notes	200,911	197,858
Long-term capital lease obligations	46	55
Long-term deferred rent	4,157	4,102
Other long-term liabilities	11,154	11,069
Long-term deferred revenue	61,404	63,318
Total liabilities	753,970	719,317
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized; 50,738 and 50,325 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	5	5
Additional paid-in capital	807,516	787,572
Accumulated other comprehensive loss	(2)	(9)
Accumulated deficit	(503,825)	(488,453)
Total stockholders’ equity	303,694	299,115
Total liabilities and stockholders’ equity	$1,057,664	$1,018,432

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(12,156)	$(20,283)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,524	9,299
Stock-based compensation	31,072	22,374
Change in fair value of contingent consideration	(79)	(1,446)
Amortization of debt issuance costs and accretion of debt discount	3,053	5,404
Amortization of deferred commissions	8,374	6,609
Deferred income taxes	(14,772)	(2,268)
Other	(213)	114
Changes in assets and liabilities:
Accounts receivable	(1,436)	10,210
Inventory	127	126
Deferred products costs	(106)	91
Deferred commissions	(9,214)	(6,749)
Prepaid expenses	(3,896)	(848)
Other current assets	1,652	344
Long-term assets	114	(3,900)
Accounts payable	5,011	(1,585)
Accrued liabilities	(11,751)	156
Deferred rent	114	292
Deferred revenue	23,504	22,529
Net cash provided by operating activities	34,922	40,469
Cash flows from investing activities
Proceeds from maturities of short-term investments	31,500	32,922
Proceeds from sales of short-term investments	11,931	—
Purchase of short-term investments	(13,761)	(12,655)
Purchase of property and equipment	(8,539)	(12,251)
Receipts from escrow account	555	2,566
Acquisitions of business, net of cash acquired	(223,786)	—
Net cash (used in) provided by investing activities	(202,100)	10,582
Cash flows from financing activities
Proceeds from issuance of common stock	2,678	2,325
Withholding taxes related to restricted stock net share settlement	(20,043)	(14,510)
Repayments of equipment loans and capital lease obligations	(12)	(8)
Contingent consideration payment	(555)	(2,566)
Net cash used in financing activities	(17,932)	(14,759)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	374	146
Net (decrease) increase in cash, cash equivalents and restricted cash	(184,736)	36,438
Cash, cash equivalents and restricted cash
Beginning of period	286,660	345,537
End of period	$101,924	$381,975

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

GAAP gross profit	$115,404	$83,259
GAAP gross margin	71%	72%
Plus:
Stock-based compensation expense	4,042	2,815
Intangible amortization expense	5,776	3,188
Non-GAAP gross profit	125,222	89,262
Non-GAAP gross margin	77%	77%

GAAP operating loss	(23,750)	(12,754)
Plus:
Stock-based compensation expense	31,072	22,374
Intangible amortization expense	8,206	4,170
Acquisition-related expenses	1,168	(1,470)
Non-GAAP operating income	16,696	12,320

GAAP net loss	(12,156)	(20,283)
Plus:
Stock-based compensation expense	31,072	22,374
Intangible amortization expense	8,206	4,170
Acquisition-related expenses	1,168	(1,470)
Interest expense - debt discount and issuance costs	3,053	5,404
Income tax (income) expense (1)	(14,720)	508
Non-GAAP net income	$16,623	$10,703
Add interest expense of convertible senior notes, net of tax (2)	431	1,060
Numerator for non-GAAP EPS calculation	$17,054	$11,763
Non-GAAP net income per share - diluted	$0.30	$0.22

GAAP weighted-average shares used to compute net loss per share, diluted	50,504	43,230
Dilutive effect of convertible senior notes (2)	2,831	7,989
Dilutive effect of employee equity incentive plan awards (3)	2,986	3,458
Non-GAAP weighted-average shares used to compute net income per share, diluted	56,321	54,677

(1) Due to the full valuation allowance on the Company’s U.S. deferred tax assets, there were no tax effects associated with the non-GAAP adjustments for stock-based compensation expense, costs associated with acquisitions and litigations, loss on conversion of convertible notes, and non-cash interest expense related to the debt discount and issuance costs for the convertible notes. Only GAAP deferred tax expenses or benefits related to the amortization of intangibles and deferred tax benefits related to changes in the Company’s valuation allowance resulting from business acquisitions were excluded from the non-GAAP income tax expense. The Non-GAAP income tax for the three months ended March 31, 2018, excluded $14,725 of deferred tax benefits related to a reduction in the Company’s deferred tax valuation allowance resulting from the Wombat Acquisition.

(2) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(3) The Company uses the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Total revenue	$162,461	$115,635

Deferred revenue and customer prepayments
Ending	470,195	318,029
Beginning	431,371	295,996
Net Change	38,824	22,033

Unbilled accounts receivable
Ending	966	707
Beginning	603	486
Net Change	(363)	(221)

Less:
Deferred revenue contributed by acquisitions	(14,700)	—
Billings	$186,222	$137,447

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

GAAP cash flows provided by operating activities	$34,922	$40,469
Less:
Purchases of property and equipment	(8,539)	(12,251)
Non-GAAP free cash flows	$26,383	$28,218

Revenue by Solution

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Advanced Threat	$123,613	$109,831	$99,551	$88,681	$83,502	$75,841
Compliance	38,848	37,088	35,135	33,761	32,133	31,130
Total revenue	$162,461	$146,919	$134,686	$122,442	$115,635	$106,971

Reconciliation of Non-GAAP Measures to Guidance

(In millions, except per share amount)

(Unaudited)

	Three Months Ending	Year Ending
	June 30,	December 31,
	2018	2018

Total revenue	$168 - $170	$702 - $706

GAAP gross profit	116.1 - 117.8	500.3 - 504.1
GAAP gross margin	69%	71%
Plus:
Stock-based compensation expense	4.4 - 4.2	19.0 - 18.3
Intangible amortization expense	7.2	21.2
Non-GAAP gross profit	127.7 - 129.2	540.5 - 543.6
Non-GAAP gross margin	76%	77%

GAAP net loss	$(40.4) - $(37.3)	$(123.2) - $(113.0)
Plus:
Stock-based compensation expense	34.0 - 32.0	146.0- 141.0
Intangible amortization expense	11.2	33.0
Acquisition-related expenses	—	1.2
Interest expense - debt discount and issuance costs	3.1	12.5
Income tax expense	0.1 - 0.0	(14.5) - (14.7)
Non-GAAP net income	$8.0 - $9.0	$55.0 - $60.0
Add interest expense of convertible senior notes, net of tax (if dilutive)	0.4	1.7
Numerator for non-GAAP EPS calculation	$8.4 - $9.4	$56.7 - $61.7
Non-GAAP net income per share - diluted	$0.15 - $0.17	$1.00 - $1.09
Non-GAAP weighted-average shares used to compute net income per share, diluted	56.6	56.8

	Three Months Ending	Year Ending
	June 30,	December 31,
	2018	2018

GAAP cash flows provided by operating activities	$25.0 - $27.0	$186.0 - $188.0
Less:
Purchases of property and equipment	(10.0)	(45.0)
Non-GAAP free cash flows	$15.0 - $17.0	$141.0 - $143.0

Media Contact

Kristy Campbell

Proofpoint, Inc.

408-517-4710

kcampbell@proofpoint.com

Investor Contacts

Jason Starr	Seth Potter
Proofpoint, Inc.	ICR for Proofpoint, Inc.
408-585-4351	646-277-1230
jstarr@proofpoint.com	seth.potter@icrinc.com